  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2011

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3006 Northup Way, Suite 103, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425) 284-5200

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

eMagin Corporation (the “Company”) will hold its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, November 3.  At the Annual Meeting, the Company’s stockholders will vote upon, among other items, a proposal to adopt  the Company’s 2011 Incentive Stock Plan (the “Plan”).  In response to shareholder feedback, the Board has resolved  that with respect to awards granted over the next fiscal year, starting in 2012, the Company will maintain an average run rate over that period that does not exceed 4.5% of  the Company’s fully diluted shares outstanding.  Run rate is defined as the sum of the number of stock options granted during the year, divided by the Company’s fully diluted shares outstanding. Fully diluted shares outstanding is defined as the sum of all outstanding common shares, outstanding preferred share common equivalents, outstanding warrants and outstanding options. The Board also commits that it will submit and recommend an amendment to the 2011 Plan that will eliminate the evergreen provision in the Plan and expressly prohibit the re-pricing or exchange of stock options without stockholder approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: November 1, 2011	By:	/s/ Paul Campbell
Paul Campbell
Chief Financial Officer

2